Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-163202) on Form S-1 of Advanced Cell Technology, Inc. and subsidiary of our reports dated March 16, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

SingerLewak LLP

Los Angeles, California
December 21, 2010